News Release

Firsthand Technology Value Fund Announces First Quarter
Financial Results, NAV of $3.75 Per Share

San Jose, CA, May 15, 2023 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, announced today its financial results for the quarter ended March 31, 2023.

As of March 31, 2023, the Fund’s net assets were approximately $25.9 million, or $3.75 per share, compared with net assets of approximately $30.6 million, or $4.44 per share as of December 31, 2022. As of March 31, 2023, the Fund’s portfolio included public and private securities valued at approximately $35.4 million, or $5.13 per share, which includes approximately $0.12 per share in cash and cash equivalents.

Portfolio Summary (as of 3/31/23)

Investment	Fair Value1,	Fair Value per Share[1,2]
Equity/Debt Investments	$34.51 million	$5.01
Cash/Cash Equivalents	$0.85 million	$0.12
Other Assets	$0.26 million	$0.04
Total Assets	$35.62 million	$5.17
Total Liabilities	$9.75 million	$1.41
Net Assets	$25.87 million	$3.75

[1]	Numbers may not sum due to rounding.
[2]	Total shares outstanding: 6,893,056.

News Release

During the first quarter of 2023, the Valuation Committee, which was composed of four directors, adjusted the fair values of the private companies in our portfolio. In arriving at these determinations and consistent with the Fund’s valuation procedures, and ASC 820, the Valuation Committee took into account information from an independent valuation firm and considered many factors, including the performance of the portfolio companies, recent transactions in the companies’ securities, as well as the impact of changes in market multiples within certain sectors.

For the quarter ended March 31, 2023, the Fund reported a total investment income of approximately $0.2 million. After fees and expenses, the Fund reported a net investment loss of approximately $0.2 million. The Fund reported net realized and unrealized losses on investments of approximately $4.5 million for the quarter.

Throughout the quarter, the Fund continued its efforts to manage its portfolio prudently, including working with its portfolio companies and their management teams to seek to enhance performance and uncover potential exit opportunities.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies. An investment in the Fund involves substantial risks, some of which are highlighted below. Please see the Fund’s public filings for more information about fees, expenses and risk. Past investment results do not provide any assurances about future results.

News Release

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as defined under the U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com